Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-338090) of LMI Aerospace, Inc. of our reports dated March 2, 2007, relating to the Consolidated Financial Statements and financial statement schedule, and the effectiveness of LMI Aerospace, Inc.’s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 15, 2007

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